RCI Reports 2Q23 Results: Total Revenues $71.5M, GAAP EPS $0.83, Non-GAAP EPS $1.30
Twitter Spaces Conference Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—May 10, 2023—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results and filed its Form 10-Q for the fiscal 2023 second quarter ended March 31, 2023.

Summary Financials	2Q23	Change YoY	6M23	Change YoY
Total Revenues	$71.5M	12.3%	$141.5M	12.7%
EPS	$0.83	-27.8%	$1.94	-14.9%
Non-GAAP EPS*	$1.30	9.2%	$2.50	9.2%
Net Cash from Operating Activities	$16.8M	44.8%	$31.7M	13.7%
Free Cash Flow*	$14.8M	33.3%	$27.8M	5.5%
Net Income Attributable to RCIHH Common Shareholders	$7.7M	-29.4%	$18.0M	-16.5%
Adjusted EBITDA*	$21.7M	8.8%	$42.1M	11.2%
Weighted Average Basic & Diluted Shares Outstanding	9.3M	-2.4%	9.2M	-2.1%
* See “Non-GAAP Financial Measures” below.
Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said: “We moved ahead on a number of fronts during the second quarter. Revenues grew to $71.5 million, an increase of 12.3% year over year, reflecting both same-store sales and acquisitions. Free cash flow grew 33.3% to $14.8 million or 20.6% of revenues, and adjusted EBITDA rose 8.8% to $21.7 million or 30.3% of revenues.”
“We completed our 5-club, Baby Dolls-Chicas Locas acquisition and look forward to optimizing their contribution. On a sequential quarter basis, our Bombshells turnaround program has started to produce results. We also advanced many of our projects involving club acquisition and development, Rick’s Cabaret Steakhouse & Casino in Colorado, and new Bombshells. As always, thanks to our loyal and dedicated teams for all their hard work and effort.”
Conference Call at 4:30 PM ET Today
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2Q23 Segments (Comparisons are to 2Q22 unless indicated otherwise)
•Nightclubs: Revenues were $57.0 million, an increase of 18.4% compared to $48.2 million. The increase was driven by $6.9 million from acquired and remodeled clubs, and same store sales growth.1 Operating income was $18.0 million or 31.6% of revenues compared to $19.1 million or 39.7%. 2Q23 operating income included $3.1 million legal settlement accrual and $0.7 million non-cash impairment. Non-GAAP operating income was $22.4 million or 39.3% of revenues compared to $19.0 million or 39.5%. On a sequential quarter basis, revenues increased 1.3%, primarily driven by acquisitions, and non-GAAP operating margin declined 1.1 percentage points, primarily reflecting the Baby Dolls and Chicas Locas acquisition, which in two weeks of ownership did not allow for enough time for full operating optimization.
•Bombshells: Revenues were $14.3 million, a decline of 6.6% compared to $15.3 million in 2Q22, which was the segment’s last major peak stimulus/post-Covid quarter. Revenues included $1.3 million from Bombshells San Antonio (acquired February 2023) and Grange Food Hall (acquired December 2022). Same-store sales declined.1 Operating profit was $1.8 million or 12.4% of revenues compared to $3.5 million or 22.6%. 2Q23 operating profit included $0.4 million of accelerated non-cash amortization of Grange food stall leases. Non-GAAP operating profit was $2.2 million or 15.4% of revenues compared to $3.5 million or 22.7%. On a sequential quarter basis, revenues increased 6.6%, primarily driven by acquisitions, and non-GAAP operating margin increased 1.6 percentage points, reflecting the segment’s turnaround plan.
2Q23 Consolidated (Comparisons are to 2Q22 and % are of total revenues unless indicated otherwise)
•Cost of goods sold: 12.7% compared to 13.8% and 12.9% in 1Q23. The year-over-year decline primarily reflected a 19.5% increase in high-margin service revenues.
•Salaries and wages: 27.2% compared to 26.0% and 26.7% in 1Q23. 2Q23 primarily reflected higher minimum wage in many states where RCI clubs operate as well as higher labor costs relating to the newly acquired clubs.
•SG&A: 30.8% compared to 28.9% and 32.5% in 1Q23. The year-over-year increase reflected FY23 acquisitions that have yet to be fully optimized. The sequential decline reflected the absence of year-end audit expenses in 2Q23.
•Depreciation and amortization: 5.3% compared to 4.5% and 4.7% in 1Q23. 2Q23 reflected $0.4 million in accelerated one-time, non-cash amortization of Grange food stall leases.
•Other charges (gains), net: Charges of $3.8 million compared to $7 thousand and a $0.7 million gain in 1Q23. 2Q23 included $3.1 million legal settlement accrual and $0.7 million non-cash impairment charge.
•Operating margin: 18.8% compared to 26.8% and 24.2% in 1Q23 (non-GAAP of 26.6% compared to 26.9% and 25.6% in 1Q23).
•Interest expense: 5.1% compared to 4.5% and 5.3% in 1Q23. 2Q23 included the cost of $35.5 million in new debt associated with the mid-March Baby Dolls-Chicas Locas acquisition.
•Income tax expense: $2.1 million compared to $3.4 million and $3.0 million in 1Q23. The effective tax rate was 21.8% compared to 23.4% and 22.8% in 1Q23.
•Weighted average shares outstanding: Decreased 2.4% year-over-year due to prior period repurchases. They increased 0.4% sequentially due to 200,000 restricted shares of RCI common stock valued at $16.0 million used in the Baby Dolls-Chicas Locas acquisition.
•Debt: $245.8 million at 3/31/23 compared to $211.2 million at 12/31/22. The increase primarily reflected $35.5 million in financing for the 5-club Baby Dolls-Chicas Locas acquisition, partially offset by regular paydowns of other debt.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) unrealized gains or losses on equity securities, (f) settlement of lawsuits, (g) gain on debt extinguishment, (h) stock-based compensation, and (i) the
1 See our April 11, 2023 news release on 2Q23 sales for more details.

income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.3% and 21.8% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2023 and 2022, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, (i) gain on debt extinguishment, and (j) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
•We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (Twitter: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars/restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2022, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended				For the Six Months Ended
	March 31, 2023		March 31, 2022		March 31, 2023		March 31, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$30,136	42.1%	$27,335	42.9%	$59,786	42.3%	$53,766	42.8%
Sales of food and merchandise	11,005	15.4%	11,160	17.5%	21,352	15.1%	22,054	17.6%
Service revenues	25,690	35.9%	21,501	33.8%	51,253	36.2%	42,377	33.8%
Other	4,686	6.6%	3,696	5.8%	9,094	6.4%	7,331	5.8%
Total revenues	71,517	100.0%	63,692	100.0%	141,485	100.0%	125,528	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,365	17.8%	4,896	17.9%	10,739	18.0%	9,730	18.1%
Food and merchandise sold	3,737	34.0%	3,840	34.4%	7,323	34.3%	7,797	35.4%
Service and other	16	0.1%	24	0.1%	65	0.1%	124	0.2%
Total cost of goods sold (exclusive of items shown below)	9,118	12.7%	8,760	13.8%	18,127	12.8%	17,651	14.1%
Salaries and wages	19,428	27.2%	16,530	26.0%	38,104	26.9%	33,035	26.3%
Selling, general and administrative	22,026	30.8%	18,437	28.9%	44,758	31.6%	36,923	29.4%
Depreciation and amortization	3,760	5.3%	2,877	4.5%	7,067	5.0%	5,071	4.0%
Other charges (gains), net	3,758	5.3%	7	—%	3,104	2.2%	(144)	(0.1)%
Total operating expenses	58,090	81.2%	46,611	73.2%	111,160	78.6%	92,536	73.7%
Income from operations	13,427	18.8%	17,081	26.8%	30,325	21.4%	32,992	26.3%
Other income (expenses)
Interest expense	(3,677)	(5.1)%	(2,864)	(4.5)%	(7,364)	(5.2)%	(5,468)	(4.4)%
Interest income	90	0.1%	112	0.2%	181	0.1%	218	0.2%
Non-operating gains, net	—	—%	—	—%	—	—%	84	0.1%
Income before income taxes	9,840	13.8%	14,329	22.5%	23,142	16.4%	27,826	22.2%
Income tax expense	2,147	3.0%	3,356	5.3%	5,178	3.7%	6,289	5.0%
Net income	7,693	10.8%	10,973	17.2%	17,964	12.7%	21,537	17.2%
Net loss (income) attributable to noncontrolling interests	39	0.1%	(21)	—%	6	—%	(10)	—%
Net income attributable to RCIHH common shareholders	$7,732	10.8%	$10,952	17.2%	$17,970	12.7%	$21,527	17.1%

Earnings per share
Basic and diluted	$0.83		$1.15		$1.94		$2.28

Weighted average shares outstanding
Basic and diluted	9,265,781	9,489,085	9,247,824	9,447,854

Dividends per share	$0.06	$0.05	$0.11	$0.09

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended			For the Six Months Ended
	March 31,	March 31,		March 31,		March 31,
	2023	2022		2023		2022
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$7,732	$10,952		$17,970		$21,527
Income tax expense	2,147	3,356		5,178		6,289
Interest expense, net	3,587	2,752		7,183		5,250
Settlement of lawsuits	3,120	385		3,120		577
Impairment of assets	662	—		662		—
Loss (gain) on sale of businesses and assets	3	(58)		(587)		(400)
Gain on debt extinguishment	—	—		—		(85)
Unrealized loss on equity securities	—	—		—		1
Gain on insurance	(27)	(320)		(91)		(321)
Stock-based compensation	706	—		1,647		—
Depreciation and amortization	3,760	2,877		7,067		5,071
Adjusted EBITDA	$21,690	$19,944		$42,149		$37,909

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$7,732	$10,952		$17,970		$21,527
Amortization of intangibles	1,109	49		1,804		99
Settlement of lawsuits	3,120	385		3,120		577
Impairment of assets	662	—	—	662	—	—
Loss (gain) on sale of businesses and assets	3	(58)		(587)	—	(400)
Gain on debt extinguishment	—	—	—	—	—	(85)
Unrealized loss on equity securities	—	—		—	—	1
Gain on insurance	(27)	(320)	—	(91)	—	(321)
Stock-based compensation	706	—	—	1,647	—	—
Net income tax effect	(1,246)	291		(1,446)		253
Non-GAAP net income	$12,059	$11,299		$23,079		$21,651

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,265,781	9,489,085		9,247,824		9,447,854
GAAP diluted earnings per share	$0.83	$1.15		$1.94		$2.28
Amortization of intangibles	0.12	0.01		0.20		0.01
Settlement of lawsuits	0.34	0.04		0.34		0.06
Impairment of assets	0.07	—		0.07		—

Loss (gain) on sale of businesses and assets	—	(0.01)	(0.06)	(0.04)
Gain on debt extinguishment	—	—	—	(0.01)
Unrealized loss on equity securities	—	—	—	—
Gain on insurance	—	(0.03)	(0.01)	(0.03)
Stock-based compensation	0.08	—	0.18	—
Net income tax effect	(0.13)	0.03	(0.16)	0.03
Non-GAAP diluted earnings per share	$1.30	$1.19	$2.50	$2.29

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$13,427	$17,081	$30,325	$32,992
Amortization of intangibles	1,109	49	1,804	99
Settlement of lawsuits	3,120	385	3,120	577
Impairment of assets	662	—	662	—
Loss (gain) on sale of businesses and assets	3	(58)	(587)	(400)
Gain on insurance	(27)	(320)	(91)	(321)
Stock-based compensation	706	—	1,647	—
Non-GAAP operating income	$19,000	$17,137	$36,880	$32,947

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	18.8%	26.8%	21.4%	26.3%
Amortization of intangibles	1.6%	0.1%	1.3%	0.1%
Settlement of lawsuits	4.4%	0.6%	2.2%	0.5%
Impairment of assets	0.9%	—%	0.5%	—%
Loss (gain) on sale of businesses and assets	—%	(0.1)%	(0.4)%	(0.3)%
Gain on insurance	—%	(0.5)%	(0.1)%	(0.3)%
Stock-based compensation	1.0%	—%	1.2%	—%
Non-GAAP operating margin	26.6%	26.9%	26.1%	26.2%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$16,789	$11,597	$31,684	$27,861
Less: Maintenance capital expenditures	2,021	518	3,885	1,516
Free cash flow	$14,768	$11,079	$27,799	$26,345

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2023	2022	2023	2022
Revenues
Nightclubs	$57,031	$48,174	$113,356	$94,955
Bombshells	14,315	15,333	27,746	30,104
Other	171	185	383	469
	$71,517	$63,692	$141,485	$125,528

Income (loss) from operations
Nightclubs	$17,995	$19,126	$40,735	$37,862
Bombshells	1,775	3,468	3,622	6,270
Other	(168)	(34)	(353)	(77)
Corporate	(6,175)	(5,479)	(13,679)	(11,063)
	$13,427	$17,081	$30,325	$32,992

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended March 31, 2023					For the Three Months Ended March 31, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$17,995	$1,775	$(168)	$(6,175)	$13,427	$19,126	$3,468	$(34)	$(5,479)	$17,081
Amortization of intangibles	628	417	60	4	1,109	47	1	—	1	49
Settlement of lawsuits	3,117	3	—	—	3,120	277	—	—	108	385
Impairment of assets	662	—	—	—	662	—	—	—	—	—
Loss (gain) on sale of businesses and assets	(12)	16	—	(1)	3	(125)	4	—	63	(58)
Gain on insurance	—	—	—	(27)	(27)	(320)	—	—	—	(320)
Stock-based compensation	—	—	—	706	706	—	—	—	—	—
Non-GAAP operating income (loss)	$22,390	$2,211	$(108)	$(5,493)	$19,000	$19,005	$3,473	$(34)	$(5,307)	$17,137

GAAP operating margin	31.6%	12.4%	(98.2)%	(8.6)%	18.8%	39.7%	22.6%	(18.4)%	(8.6)%	26.8%
Non-GAAP operating margin	39.3%	15.4%	(63.2)%	(7.7)%	26.6%	39.5%	22.7%	(18.4)%	(8.3)%	26.9%

	For the Six Months Ended March 31, 2023					For the Six Months Ended March 31, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$40,735	$3,622	$(353)	$(13,679)	$30,325	$37,862	$6,270	$(77)	$(11,063)	$32,992
Amortization of intangibles	1,256	419	121	8	1,804	94	4	—	1	99
Settlement of lawsuits	3,117	3	—	—	3,120	454	10	—	113	577
Impairment of assets	662	—	—	—	662	—	—	—	—	—
Loss (gain) on sale of businesses and assets	(581)	16	—	(22)	(587)	(80)	17	—	(337)	(400)
Gain on insurance	(48)	—	—	(43)	(91)	(321)	—	—	—	(321)
Stock-based compensation	—	—	—	1,647	1,647	—	—	—	—	—
Non-GAAP operating income (loss)	$45,141	$4,060	$(232)	$(12,089)	$36,880	$38,009	$6,301	$(77)	$(11,286)	$32,947

GAAP operating margin	35.9%	13.1%	(92.2)%	(9.7)%	21.4%	39.9%	20.8%	(16.4)%	(8.8)%	26.3%
Non-GAAP operating margin	39.8%	14.6%	(60.6)%	(8.5)%	26.1%	40.0%	20.9%	(16.4)%	(9.0)%	26.2%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,693	$10,973	$17,964	$21,537
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,760	2,877	7,067	5,071
Stock-based compensation	706	—	1,647	—
Gain on sale of businesses and assets	(3)	(185)	(689)	(708)
Impairment of assets	662	—	662	—
Unrealized loss on equity securities	—	—	—	1
Amortization of debt discount and issuance costs	147	85	291	136
Gain on debt extinguishment	—	—	—	(83)
Noncash lease expense	744	609	1,463	1,238
Gain on insurance	(27)	(321)	(91)	(321)
Doubtful accounts expense on notes receivable	—	36	—	53
Changes in operating assets and liabilities:
Accounts receivable	(739)	(279)	708	1,065
Inventories	173	169	79	(276)
Prepaid expenses, other current assets and other assets	1,503	1,159	(5,705)	(5,360)
Accounts payable, accrued and other liabilities	2,170	(3,526)	8,288	5,508
Net cash provided by operating activities	16,789	11,597	31,684	27,861
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	26	2,107	2,810	2,910
Proceeds from insurance	27	300	91	485
Proceeds from notes receivable	58	48	113	82
Payments for property and equipment and intangible assets	(8,337)	(4,140)	(20,890)	(13,990)
Acquisition of businesses, net of cash acquired	(26,200)	—	(30,200)	(39,302)
Net cash used in investing activities	(34,426)	(1,685)	(48,076)	(49,815)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	10,095	18,740	11,595	35,742
Payments on debt obligations	(3,120)	(4,802)	(6,481)	(7,290)
Purchase of treasury stock	—	(2,845)	(98)	(2,845)
Payment of dividends	(553)	(474)	(1,015)	(854)
Payment of loan origination costs	(109)	(418)	(205)	(418)
Share in return of investment by noncontrolling partner	—	—	(600)	—
Net cash provided by financing activities	6,313	10,201	3,196	24,335
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,324)	20,113	(13,196)	2,381
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	34,108	17,954	35,980	35,686
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,784	$38,067	$22,784	$38,067

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,	March 31,
	2023	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$22,784	$35,980	$38,067
Accounts receivable, net	6,755	8,510	6,262
Current portion of notes receivable	239	230	292
Inventories	4,571	3,893	3,361
Prepaid expenses and other current assets	6,870	1,499	6,880
Assets held for sale	—	1,049	6,126
Total current assets	41,219	51,161	60,988
Property and equipment, net	295,861	224,615	203,434
Operating lease right-of-use assets, net	37,244	37,048	36,180
Notes receivable, net of current portion	4,569	4,691	5,411
Goodwill	84,051	67,767	54,484
Intangibles, net	156,331	144,049	125,284
Other assets	1,856	1,407	1,771
Total assets	$621,131	$530,738	$487,552

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,743	$5,482	$6,255
Accrued liabilities	20,958	11,328	15,576
Current portion of debt, net	21,016	11,896	11,177
Current portion of operating lease liabilities	2,951	2,795	2,306
Total current liabilities	52,668	31,501	35,314
Deferred tax liability, net	30,936	30,562	22,040
Debt, net of current portion and debt discount and issuance costs	224,751	190,567	166,903
Operating lease liabilities, net of current portion	36,429	36,001	35,517
Other long-term liabilities	383	349	355
Total liabilities	345,167	288,980	260,129

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	94	92	94
Additional paid-in capital	85,082	67,227	77,553
Retained earnings	190,905	173,950	150,366
Total RCIHH stockholders' equity	276,081	241,269	228,013
Noncontrolling interests	(117)	489	(590)
Total equity	275,964	241,758	227,423
Total liabilities and equity	$621,131	$530,738	$487,552